                                                                   Exhibit 10.15


                               FIRST AMENDMENT TO
                           EMPLOYEE MATTERS AGREEMENT
                                     BETWEEN
                          RELIANT ENERGY, INCORPORATED
                                       AND
                             RELIANT RESOURCES, INC.


                  WHEREAS, in connection with the separation of Reliant Resources, Inc., a Delaware corporation ("Resources"), from Reliant Energy, Inc., a Texas corporation ("REI"), REI and Resources entered into that certain Employee Matters Agreement Between Reliant Energy, Incorporated and Reliant Resources, Inc., dated December 31, 2000 (the "Agreement"), to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters related to the separation; and

                  WHEREAS, pursuant to the distribution by REI of all shares it held of Resources common stock to its shareholders on September 30, 2002, effective as of September 30, 2002, REI and Resources became separate, non-affiliated companies; and further

                  WHEREAS, as a result of the restructuring of REI, CenterPoint Energy, Inc., a Texas corporation ("CNP"), has succeeded to the rights and obligations of REI under the Agreement, effective as of August 31, 2002; and further

                  WHEREAS, due to the separation of Resources from REI occurring later than anticipated as of the execution of the Agreement, CNP and Resources desire to amend the Agreement to (1) reflect previously agreed changes in certain provisions of the Agreement and (2) clarify certain other provisions of the Agreement;

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the amendment of the Agreement, effective as of December 31, 2000, unless otherwise provided, as follows:

                  1. The definition of "Deferred Compensation Plan" in Section
1.11 of the Agreement is hereby amended to include the Reliant Resources, Inc. Deferral Plan.

                  2. The definition of "LTIP" in Section 1.37 of the Agreement is hereby amended to include the Reliant Resources, Inc. 2002 Stock Plan and Reliant Resources, Inc. 2002 Long-Term Incentive Plan.

                  3. For purposes of the Agreement, all references to "REI" shall mean Reliant Energy, Incorporated, a Texas corporation, prior to August 31, 2002, and CenterPoint Energy, Inc., a Texas corporation, from and after August 31, 2002, and, accordingly, the first sentence in the definition of "REI" in Section 1.49 of the Agreement is hereby amended to read as follows:

         "'REI' means (i) Reliant Energy, Incorporated, a Texas corporation, prior to August 31, 2002; and (ii) CenterPoint Energy, Inc., a Texas corporation, from and after August 31, 2002."

                  4. The definition of "REI Stock Value" in Section 1.52 of the Agreement is hereby amended to read as follows:

                  "1.52 REI STOCK VALUE. 'REI Stock Value' means the closing sales price of a share of REI Common Stock (with dividend) on the New York Stock Exchange - Composite Transactions reporting system on the Record Date."

                  5. The provisions of the Agreement shall not apply to Orion Power Holdings, Inc., and its subsidiaries, acquired by Resources on February 19, 2002, and, accordingly, the definition of "Resources Group" in Section 1.57 of the Agreement is hereby amended to read as follows:

                  "1.57 RESOURCES GROUP. 'Resources Group' shall have the meaning set forth in the Separation Agreement; provided, however, that the term Resources Group shall not include Orion Power Holdings, Inc. or any of its subsidiaries."

                  6. The definition of "Resources Stock Value" in Section 1.59 of the Agreement is hereby amended to read as follows:

                  "1.59 RESOURCES STOCK VALUE. `Resources Stock Value' means the closing sales price of a share of Resources Common Stock on the New York Stock Exchange - Composite Transactions reporting system on the Record Date."

                  7. Section 2.03(a) of the Agreement is hereby amended to reflect that Resources established the Resources Health and Welfare Plans (as such term is defined in the Agreement) effective January 1,2002.

                  8. Section 2.03(b) of the Agreement is hereby amended to reflect that Resources established the Resources Savings Plan, effective February 1, 2002, and the Resources Union Savings Plan effective January 1, 2002.

                  9. Section 2.03(c) of the Agreement is hereby amended to reflect that Resources established the Resources nonqualified benefit plans described therein as of January 1, 2002 for all such plans other than the Benefit Restoration Plan, which Resources established March 1, 2002.

                  10. Section 2.04 of the Agreement is hereby amended to provide that clause (ii) of such Section shall not apply with respect to any plan if the former employee's benefit has been transferred to a Resources Plan.

                  11. Section 2.07 of the Agreement is hereby amended to reflect that Resources may merge, and has merged, its defined contribution Union Plans into a single Union Plan, effective January 1, 2002.

                  12. Section 2.09 of the Agreement is hereby amended to include the MRT Welfare Benefit Trust (effective August 31, 2001).

                  13. The first sentence of Section 3.01 of the Agreement is hereby amended to read as follows:

         "Effective as of March 1, 2001, REI shall amend the Retirement Plan to provide that employees who become employed by any member of the Resources Croup on or after March 1, 2001 shall not be eligible to participate in the Retirement Plan."

                  14. Section 4.01 of the Agreement is hereby amended to reflect that (1) Resources shall establish, or cause to be established, the Resources Savings Plan, for non-represented Resources Croup employees, effective as of February 1, 2002, which shall be a savings plan intended to be qualified under Code Section 401(a), with a tax exempt trust under Code Section 501(a), and (2) effective as of March 28, 2002, non-represented Resources Employees (who are not employees of Reliant Energy Mid-Atlantic ("REMA") shall commence participation in the Resources Savings Plan (and cease active participation in the REI Savings Plan as of such date).

                  15. The first sentence of Section 4.02 of the Agreement is hereby amended to replace "Distribution Date" with "March 1, 2001."

                  16. The last sentence of Section 4.03 of the Agreement is hereby amended to replace "Distribution Date" with "February 1, 2002."

                  17. Section 4.04 of the Agreement is hereby amended to read as follows:

         "Notwithstanding the above, account balances of Resources Retired Employees, if any, shall be transferred to the Resources Savings Plan or Resources Union Savings Plan, as applicable, at such time as the amount of assets to be transferred from the REI Savings Plan to the Resources Savings Plan and Union Savings Plan is made pursuant to
         Section 4.01."

                  18. Section 6.01(a) of the Agreement is hereby amended to (i) replace "Distribution Date or such other date as REI and Resources may mutually agree" with "December 31, 2001 or such other date as REI and Resources may mutually agree (`Resources Health and Welfare Plan Effective Date')", (ii) provide that, except as otherwise provided in

Article IV of the Agreement, health and welfare benefits for Resources Employees shall be the responsibility of Resources after the Resources Health and Welfare Plan Effective Date of the applicable Resources Health and Welfare Plan, (iii) replace each subsequent "Distribution Date" with "Resources Health and Welfare Plan Effective Date" and (iv) add the following new sentence to the end thereof:

         "The foregoing notwithstanding to the contrary, Resources shall establish a long term disability plan (`LTD Plan'), effective January 1, 2002, for Resources Employees; provided, however, that a Resources Employee who is determined by the plan administrator of the applicable REI LTD Plan to be eligible for, and commences to receive, a benefit under the REI LTD Plan prior to July 1, 2002, shall continue to receive his or her long-term disability benefit under the applicable REI LTD Plan and be the responsibility of REI."

                  19. Sections 6.01(b), 6.02, 6.03 and 6.04 of the Agreement are hereby amended to replace, as applicable, "Distribution Date" or "Distribution Date or such other date as REI and Resources may mutually agree upon" with "Resources Health and Welfare Plan Effective Date."

                  20. Section 6.05 of the Agreement is hereby amended to (i) replace "Distribution Date" with "Resources Health and Welfare Plan Effective Date," (ii) provide that, notwithstanding the foregoing clause (i) above, a Resources Employee or his or her dependant(s) eligible for COBRA on and after May 1, 2002, shall be the responsibility of Resources and a Resources Employee eligible for COBRA prior to May 1, 2002, shall remain the responsibility of REI; provided, however, that the COBRA benefit provided to a REMA employee by RBI prior to May 1, 2002 shall be provided for such employee on and after January 1, 2003 by Resources and shall be the responsibility of Resources on and after such date, and (iii) replace "HIPPA" with "HIPAA."

                  21. Article VII of the Agreement is hereby amended to read as follows:

                                  "ARTICLE VII.

                          EQUITY AND OTHER COMPENSATION

                  7.01 REI OPTIONS.

                  (a) Pre-May 4, 2001 Option Conversion. Outstanding REI Options granted prior to May 4, 2001 (and certain other Options designated by REI as being subject to conversion as pre-May 4, 2001 Options) that are unexercised and unexpired as of the Record Date shall be replaced with two options, subject to specific country tax and legal requirements, one a New REI Option and one a Resources Option as follows. In general, a REI Option that qualifies as an incentive stock option under Section 422 of the Code will be replaced with a New REI Option and a Resources Option which is intended to qualify as incentive stock options, provided, however, that in order for incentive stock options to remain qualified and retain their tax benefits under the Code, the adjustment formulas described below may be required to be altered. With respect to each New REI Option, (1) the number of shares of REI Common Stock subject to such New REI Option shall equal the number of shares of REI Common Stock subject to the REI Option immediately before the Record Date, and (2) the per-share exercise price of such New REI Option shall equal the per-share exercise price of the REI Option immediately prior to the Record Date multiplied by 1 minus a fraction, the numerator of which is the Distribution Ratio multiplied by the Resources Stock Value and the denominator of which is the REI Stock Value. With respect to each Resources Option, (1) the number of shares of Resources Common Stock subject to such Resources Option, shall equal the number of shares of REI Common Stock subject to the REI Option immediately before the Record Date multiplied by the Distribution Ratio, and (2) the per-share exercise price of such Resources Option shall equal the Resources Stock Value multiplied by a fraction, the numerator of which is the per-share exercise price of the REI Option immediately prior to the Record Date and the denominator of which is the REI Stock Value. The exercise price per share of each such New REI Option and Resources Option will be determined such that, immediately following the Record Date, the difference between the exercise price of each option and the fair market value of the shares underlying each option approximately equals, in the aggregate, the difference between the exercise price of each REI Option and the fair market value per share of REI Common Stock (with dividend) immediately prior to the Record Date. In addition, the ratio of the exercise price of the New REI Options to the fair market value of REI's Common Stock immediately after the Record Date, and the ratio of the exercise price of the Resources Options to the fair market value of Resources' Common Stock immediately after the Record Date, will both approximately equal the ratio of the exercise price of the REI Options to the fair market value of REI's Common Stock (with dividend) immediately prior the Record Date. Employment with Resources will be treated as employment with REI for purposes of the New REI Options, and employment with REI will be treated as employment with Resources for purposes of the Resources Options.

Other than the adjustments described in this Section 7.01(a), all other terms and conditions applicable to the REI Options (including, but not limited to, the vesting schedule) shall remain applicable to the New REI Options and the Resources Options following the Record Date, and the Resources Options shall be issued pursuant to a separate mirror transition option plan adopted specifically for the purpose of issuing the Resources Options described in this Section 7.01
(a).

                  (b) Post-May 3, 2001 Option Conversion. REI Options that were issued on or after May 4, 2001 (other than certain designated options described above in subsection (a) and that are unexercised and unexpired as of the Record
Date) (the `2001 REI Options'), shall be adjusted (as adjusted, the `Adjusted Company Options') effective as of the Record Date as follows: (1) the number of shares subject to the Adjusted Company Option shall be equal to a fraction, the numerator of which is the number of shares of REI Common Stock subject to the 2001 REI Option immediately before the Record Date and the denominator of which is 1 minus a fraction, the numerator of which is the Distribution Ratio multiplied by the Resources Stock Value and the denominator of which is the REI Stock Value; (2) the per-share exercise price of such Adjusted Company Option shall equal the per-share exercise price of the 2001 REI Option immediately prior to the Record Date multiplied by 1 minus a fraction, the numerator of which is the Distribution Ratio multiplied by the Resources Stock Value and the denominator of which is the REI Stock Value; and (3) other than the adjustments described above, all other terms and conditions applicable to the 2001 REI Options (including, but not limited to, the vesting schedule) shall remain applicable to the Adjusted Company Options following the Record Date.

                  (c) Certain Non-U.S. Optionees. Except as may otherwise be agreed upon by REI and Resources, this Section 7.01 shall govern the treatment of REI Options held by Non-U.S. Resources Employees. In the event it is determined that the local law applicable to any Non-U.S. Optionee requires a different treatment, REI and Resources shall take such steps as is required to comply with local law or may cash-out those Options that cannot reasonably be converted.

                  7.02 REI RESTRICTED SHARES. Performance shares (or bookkeeping units representing such shares) outstanding under the LICP and the Reliant Energy, Incorporated Business Unit Performance Share Plan shall vest for the performance cycle, ending December 31, 2000 and December 31, 2001 according to the terms and conditions of the applicable Plan. As of the Distribution Date, the Plan administrator shall convert outstanding performance shares (or bookkeeping units representing such shares) for the performance cycle ending December 31, 2002 to a number of time-based restricted shares equal to the number of performance shares that would have vested if the performance objectives for the performance cycle were achieved at the maximum level; provided, however, that for certain executives who voluntarily elected otherwise the conversion shall be determined based on actual performance. Such time based restricted shares shall vest if the participant holding such award remains continuously employed with Resources or REI through December 31, 2002. Holders of these and other time-based restricted shares granted prior to the year

2001 that are outstanding on the Distribution Date shall receive shares of Resources Common Stock (or bookkeeping units representing such shares) in the same ratio as REI shareholders, but such Resources Common Stock shall be subject to the same time-based vesting schedule and the other terms and conditions of the applicable Plan under which they were granted.

                  7.03 STOCK PURCHASE PLAN. Effective January 1, 2001, Resources shall establish a Stock Purchase Plan for the benefit of employees of the members of the Resources Group which shall be comparable to the plan set forth in Schedule 7.03.

                  7.04 RESOURCES LONG-TERM INCENTIVE PLAN. Effective as of January 1, 2001, Resources shall establish the Resources Long-Term Incentive Plan (`LTIP') for the benefit of employees of the members of the Resources Group. To the extent applicable to a `covered employee' as defined in Code
Section 162(m), the LTIP is intended to allow for the grant of qualified performance-based compensation within the meaning of Code Section 162(m).

                  7.05 RESOURCES ANNUAL INCENTIVE COMPENSATION PLAN. Effective as of January 1, 2001, Resources shall establish the Resources Annual Incentive Compensation Plan (`AICP') for the benefit of employees of the members of the Resources Group. To the extent applicable to a `covered employee' as defined in Code Section 162(m), the AICP is intended to allow for the grant of qualified performance-based compensation within the meaning of Code Section 162(m)."

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. and Reliant Resources, Inc. have caused these presents to be executed by their duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 12th, day of December, 2003.


                                       CENTERPOINT ENERGY, INC.


                                       By: /s/ DAVID M. MCCLANAHAN
                                           -------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer



                                       RELIANT RESOURCES, INC.


                                       By: /s/ R.S. LETBETTER
                                           -------------------------------------